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                                                              EXHIBIT 23.2

            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to use of our report pertaining to Tier Technologies, Inc. dated October 6, 1997, except for Note 14, as to which the date is November 14, 1997, and our report dated September 8, 1997 pertaining to Encore Consulting, Inc. included in Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of Tier Technologies, Inc. for the registration of 3,400,000 shares of its Class B common stock.

                                                             /s/ Ernst & Young
                                                             LLP

Walnut Creek, California

November 14, 1997